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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: JULY 2, 2001
                                          ------------

                        (Date of Earliest Event Reported)

                          CAPSTEAD MORTGAGE CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

       MARYLAND                       1-8896                     75-2027937
(State of Incorporation)       (Commission File No.)         (I.R.S. Employer
                                                            Identification No.)

             8401 NORTH CENTRAL EXPRESSWAY
                       SUITE 800
                     DALLAS, TEXAS                          75225
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         (Address of Principal Executive Offices)         (Zip Code)

       Registrant's Telephone Number, Including Area Code: (214) 874-2323
                                                           --------------

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ITEM 5. OTHER EVENTS - PAYMENT OF SPECIAL COMMON DIVIDEND AND IMPLEMENTATION OF
        1-FOR-2 REVERSE COMMON STOCK SPLIT

Special Dividend. On April 30, 2001 the Board of Directors declared a special dividend of $7.30 per common share (pre-reverse split), or approximately $201 million of the Company's Paid-in capital, which was paid June 29, 2001 to stockholders of record as of June 13, 2001. Because of the significance of this distribution, the common shares did not trade ex-dividend until July 2, 2001. Common stockholders who sold their shares after the record date, and through the payment date, also sold their right to receive the special dividend.

1-For-2 Reverse Common Stock Split. In conjunction with declaring the special common dividend on April 30, 2001, the Company also announced it had called a special meeting of stockholders which was held June 15, 2001 for the purpose of approving a 1-for-2 reverse stock split of its common stock. At the special meeting the reverse common stock split was approved. Also on June 15, 2001, the Board established the close of business on June 29, 2001, as the effective date of the reverse split. As such, the first day the common shares traded post-split was July 2, 2001. This coincided with the first day that the common shares began trading ex-special dividend.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements:

Included in Exhibit 5.0 to this Form 8-K filing is a Selected Financial Data Schedule which reflects the effect of the 1-for-2 reverse common stock split.

EXHIBITS:

EXHIBIT NUMBER:   5.0 - Selected Financial Data

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                DESCRIPTION

5.0             Selected Financial Data

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                       CAPSTEAD MORTGAGE CORPORATION


July 2, 2001           By: /s/ Andrew F. Jacobs
                           -----------------------------------------------------
                           Andrew F. Jacobs - Executive Vice President - Control

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

5.0             Selected Financial Data